Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2003 RESULTS; PROVIDES FISCAL YEAR 2004 GUIDANCE

RUTLAND, VERMONT (July 23, 2003)—Casella Waste Systems, Inc. (Nasdaq: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the fourth quarter and its 2003 fiscal year, and gave guidance on its expected performance for its 2004 fiscal year.

Fourth Quarter and Fiscal 2003 Results

For the quarter ended April 30, 2003, the company reported revenues of $94.5 million. The company’s net loss per common share from continuing operations was $0.13. Operating income for the quarter was $250,000. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA), and an impairment charge, were $17.1 million*.

The company’s fourth quarter results include a one-time impairment charge arising from the sale of the company’s Passaic, N.J. brokerage and commercial recycling businesses as well as the reclassification of the commercial recycling business from a discontinued operation to a continuing operation. The impact of the impairment charge on an earnings per share (EPS) basis is $0.16.

For the fiscal year ended April 30, 2003, the company reported revenues of $420.9 million. The fiscal year net income per common share from continuing operations was $0.13. Operating income for the year was $34.0 million. EBITDA for the twelve-month period was $86.7 million*.

The company’s twelve-month net income reflects a charge of $63.9 million from a change in accounting principle following the company’s adoption of SFAS 142.

The company also announced that cash provided by operating activities for fiscal year 2003 was $65.0 million, and that the company had generated $24.3 million of free cash flow for fiscal year 2003*; as of April 30, 2003, the company had cash on hand of $15.7 million, and had an outstanding total debt level of $310.2 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and EBITDA (earnings before interest, taxes, depreciation and amortization, impairment charge, and in 2002, restructuring charge) which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position and operating performance of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency by each public company within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to operating income or cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

Company Well-Positioned

“Quarter after quarter over the past year was marked by the company’s very deliberate return to a growth strategy,” John W. Casella, chairman and chief executive officer, said. “We have positioned this company well to capitalize on emerging opportunities:

•                  “we implemented a new capital structure to execute our growth plan;

•                  “we have pursued and completed the addition of disposal capacity in our core solid waste markets;

•                  “we continue to identify and execute on tuck-in acquisitions that strengthen our market leadership and densify our existing franchise; and

•                  “we have aggressively implemented continuous improvement programs in every corner of our business, for every asset we own.”

2001 Reaudit

PricewaterhouseCoopers has completed its reaudit of the company’s fiscal year 2001. The company expects no changes to the net income previously reported. Following the requirements of SFAS 144, the results of the Passaic operations have been reclassified from discontinued operations to continuing operations both in fiscal year 2001 and the following years.

Fiscal 2004 Outlook

The company also announced its guidance for its fiscal year 2004, which began May 1, 2003.

For the fiscal year 2004, the company believes that its results will be in the following ranges:

•                  Revenues between $395 million and $415 million, reflecting the sale of the company’s commodities brokerage businesses($35 million included in 2003 revenues);

•                  EBITDA* between $90 million and $94 million (operating income between $35 million and $39 million); and

•                  Capital expenditures between $43 million and $46 million.

The company said the following assumptions are built into its fiscal year 2004 outlook:

•                  No improvement in the health of the national and regional economy;

•                  Flat volume growth;

•                  Price growth in the core solid waste business of one percent;

•                  Lower average commodity prices; and

•                  No major acquisitions; projections include primarily tuck-in acquisitions adding only $1 million in EBITDA in fiscal year 2004

Company Acquires Additional Disposal Capacity in Eastern Region

The company also announced that it has entered into a twenty-year service agreement with the Town of Templeton, Massachusetts to construct and operate a new Subtitle D landfill.

“This is a successful execution of our partnership model, under which we develop disposal capacity in cooperation with a municipal government,” John Casella said. “Our agreement with the town provides for us to engineer, construct, operate and maintain this facility as a regional resource and the town, in addition to accruing various host community benefits, will provide support during the permitting process at each stage of the landfill’s development.”

The company said it expected the facility to be permitted within a year to accept initially approximately 500 tons per day of municipal solid waste; operation of the facility is expected to commence in the middle of calendar year 2004. Development plans call for a facility with an initial design capacity of 2.5 million cubic yards and an expected operating life of at least 20 years, the company said.

Commodities Brokerage Divested

The company provided details on the sale of its non-core recycled commodities brokerage and commercial recycling businesses located in Passaic, New Jersey; this transaction was announced in early-June.

The company said the businesses were sold to a group of employees who had been responsible for the operation of the business in exchange for notes receivable amounting to approximately $5 million, payable only out of the cash flow of the transferred business.

In connection with the sale of the businesses, the company said it was taking an impairment charge of $4.9 million, which includes a reclassification adjustment.

This divestiture reduces the company’s annual revenue by approximately $18 million; combined with the previous sale of the company’s export brokerage business earlier this year, the company’s 2003 revenue from the divested brokerage businesses totaled approximately $35 million with an operating loss of approximately $100,000 including depreciation of approximately $125,000.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, July 24, 2003 at 10:00 a.m. EDT. Individuals interested in participating in the call should dial 719-457-2628 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling 719-457-0820 (conference code #734114) before 11:59 p.m. EDT, Thursday, July 31, 2003, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2002 and our Form 10-K for the fiscal year ended April 30, 2003, and in our most recently-filed Form 10-Q.

(tables follow)

07/23/03

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Twelve Months Ended
	April 30, 2002	April 30, 2003	April 30, 2002	April 30, 2003

Revenues	$97,614	$94,461	$421,235	$420,863

Operating expenses:
Cost of operations	64,525	64,531	276,693	278,347
General and administration	12,201	12,801	54,456	55,772
Depreciation and amortization	12,311	12,015	50,712	47,930
Impairment charge	—	4,864	—	4,864
Restructuring charge	(438)	—	(438)	—
	88,599	94,211	381,423	386,913

Operating income	9,015	250	39,812	33,950

Other expense, net:
Interest expense, net	6,792	5,823	30,547	26,254
(Income) loss from equity method investments, net	(549)	284	(1,899)	(2,073)
Minority interest	(151)	0	(154)	(152)
Other (income)/expense, net	480	(2,506)	(4,480)	(1,599)

	6,572	3,601	24,014	22,430
Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	2,443	(3,351)	15,798	11,520
Provision (benefit) for income taxes	241	(959)	5,111	5,292

Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	2,202	(2,392)	10,687	6,228

Discontinued Operations:
Estimated loss on disposal of discontinued operations, net of income taxes	1,950	0	4,096	0
Reclassification from discontinued operations, net of income taxes (1)	(430)	(50)	(1,140)	(50)
Extraordinary loss - early extinguishment of debt, net of income taxes	0	0	0	2,170
Cumulative effect of change in accounting principle, net of income taxes	0	0	250	63,916

Net (loss) income	682	(2,342)	7,481	(59,808)

Preferred stock dividend	744	788	3,010	3,094

Net (loss) income available to common shareholders	$(62)	$(3,130)	$4,471	$(62,902)

Common stock and common stock equivalent shares outstanding, assuming full dilution	24,390	23,753	24,169	23,904

Net income (loss) per common share from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	$0.06	$(0.13)	$0.32	$0.13

Net (loss) income per common share	$0.00	$(0.13)	$0.19	$(2.63)

EBITDA (2)	$20,888	$17,129	$90,086	$86,744

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended April 30, 2003	Twelve Months Ended April 30, 2003
Cash Flows from Operating Activities:
Net (loss) income	$(2,342)	$(59,808)
Adjustments to reconcile net (loss) income to net cash provided by operating activities -
Depreciation and amortization	12,015	47,930
Impairment charge	4,864	4,864
Reclassification from discontinued operations, net	(50)	(50)
Extraordinary loss, net	—	2,170
Cumulative effect of change in accounting principle, net	—	63,916
(Income) loss from equity method investments	284	(2,073)
Deferred income taxes	(1,284)	7,531
Changes in assets and liabilities, net of effects of acquisitions and divestitures	14,586	472
	30,415	124,760
Net Cash Provided by Operating Activities	28,073	64,952
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(15,579)	(18,068)
Additions to property, plant and equipment	(9,763)	(41,925)
Advances to unconsolidated entities	(3,802)	(3,302)
Other	893	2,087
Net Cash Used In Investing Activities	(28,251)	(61,208)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	5,050	380,521
Principal payments on long-term debt	(7,828)	(361,905)
Deferred financing costs	(347)	(11,466)
Proceeds from exercise of stock options	33	460
Net Cash Provided by (Used In) Financing Activities	(3,092)	7,610
Net increase (decrease) in cash and cash equivalents	(3,270)	11,354
Cash and cash equivalents, beginning of period	18,922	4,298
Cash and cash equivalents, end of period	$15,652	$15,652

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

(In thousands)

Note 1:   In the fourth quarter of fiscal 2003, we entered into negotiations with former employees for the transfer of our commercial recycling and domestic brokerage businesses. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001. Due to the nature of the transfer transaction, we could not retain discountinued accounting treatment for this operation. Therefore the commercial recycling business’ operating results have been reclassified from discontinued to continuing operations for fiscal 2001, 2002 and 2003. In connection with the discontinued accounting treatment in fiscal 2001, estimated future losses from this operation were recorded and classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations in fiscal 2001, 2002 and 2003.

Note 2:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, Impairment charge, and in 2002, restructuring charge) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position and operating performance of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency by each public company within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to operating income or cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Upon adoption of SFAS 143 on May 1, 2003, we expect to record a cumulative effect of change in accounting principle of $2,700 (net of taxes of $1,900). We expect that the impact of adopting SFAS 143 in fiscal 2004 will decrease operating income by $300, and increase EBITDA by $3,000. Those amounts are reflected in the outlook below.

The most directly comparable GAAP measure to EBITDA is operating income, and to free cash flow, cash provided by operating activities. A reconciliation of each of these measures to their respective GAAP equivalent follows:

	Three Months Ended		Twelve Months Ended
EBITDA:	April 30, 2002	April 30, 2003	April 30, 2002	April 30, 2003

Operating income	$9,015	$250	$39,812	$33,950
Depreciation and amortization	12,311	12,015	50,712	47,930
Impairment charge	0	4,864	0	4,864
Restructuring charge	(438)	0	(438)	0
EBITDA	$20,888	$17,129	$90,086	$86,744

FREE CASH FLOW:	Three Months Ended April 30, 2003	Twelve Months Ended April 30, 2003

EBITDA	$17,129	$86,744
Add (deduct): Cash interest	(623)	(20,763)
Net closure / post-closure	588	(764)
Capital expenditures	(9,763)	(41,925)
Cash taxes	360	(54)
Change in working capital, adjusted for non-cash items	8,723	1,031

FREE CASH FLOW	$16,414	$24,269

Add (Deduct): Capital expenditures	9,763	41,925
Other	1,896	(1,242)
Cash Provided by Operating Activities	$28,073	$64,952

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

2004 OUTLOOK

RECONCILIATION OF NON GAAP MEASURES

Unaudited

(In thousands)

EBITDA:

	Low Range	High Range
	April 30, 2004	April 30, 2004

Operating income	$34,834	$38,522
Depreciation and amortization	55,211	55,523
EBITDA	$90,045	$94,045